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                                                                     EXHIBIT 5.1

                   [WALLER LANSDEN DORTCH & DAVIS LETTERHEAD]

                                December 18, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      Psychiatric Solutions, Inc.
                           Registration Statement on Form S-2
                           File No. 333-110206

Ladies and Gentlemen:

         We are acting as counsel to Psychiatric Solutions, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation of a Registration Statement on Form S-2 (File No. 333-110206) (the "Registration Statement") previously filed with the Securities and Exchange Commission registering up to 6,900,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Registrant to be sold by the Registrant and certain selling stockholders to the underwriters represented by Lehman Brothers, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc., SunTrust Capital Markets, Inc., Avondale Partners, LLC, Stephens Inc. and Harris Nesbitt Gerard, Inc. (the "Underwriters"), pursuant to the Underwriting Agreement between the Registrant, certain selling stockholders and the Underwriters, a form of which was filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all document submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock being sold by the Registrant will be, when issued and delivered in the manner and on the terms described in the Registration Statement and the Underwriting Agreement (after the Registration Statement is declared effective), and the shares of Common Stock being sold by certain selling stockholders are, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement



                                       Very truly yours,



                                       Waller Lansden Dortch & Davis,
                                       A Professional Limited Liability Company